EXHIBIT 10.14

No. 3200100020090001－01

Bank Draft and Acceptance Limit Agreement

FUZHOU CITY COMMERCIAL BANK

Accepted applicants (Party A): Fujian Zhongde Technology Co., Ltd.

Address: Longtian Fulu Industrial Zone Fuqing City

Postal Code: 350315

Representative: Taiming Ou

Tele: 85768370

Acceptor (Party B): Longtian Branch, Fuzhou City Commercial Bank Co., Ltd.

Address: Longfei Road Longtian Town Fuqing City

Postal Code: 350315

Representative: Xiaofu Wei

Manager: Youyi Chen

Tel: 86071635

Fax: 86001636

Party A applies draft from Party B and the latter agrees to give acceptance. Both parties conclude this contract, in accordance with the provisions of laws and regulations after consistent consultation and both are willing to abide by and carry it out.

1. Amount of Acceptance: RMB11 million

The acceptance limit here refers to in the limited duration, the greatest amount of acceptance borrowed by Party A, that is, bills of exchange minus acceptance deposit.

2. Duration Period: one year, from 4/14/2009---4/1/2010

Party A has the right to require Party B to carry out the acceptance.

3. Usage of acceptance

(1) Party A has the right to require Party B to accept the draft in the duration and within the limited amount. Both Parties sign Agreements on Use of Acceptance after the approval and agreement of Party B (see annex 1)

(2) The detail information of draft and the margin amount is explained specifically on Acceptance List (see annex 2). Agreements on Use of Acceptance and Acceptance List are integral part of this contract.

4. Prerequisite for acceptance

(1) Party A’s requisite meets the requirement of Party B.

(2) Draft issued by Party A is in line with the provisions of laws, regulations and rules in People's Republic of China Law of Bills and Check Clearing Solutions

(3) Security procedures in line with Party B have been done and effective.

(4) Party A has paid for the fees on acceptance and service charges.

(5) Other prerequisite

Blank

5.

Acceptance fees

Blank

6.

Margin

Party A should deposit the margin mentioned on Acceptance List into account designated by Party B. Party A should not change or use the margin without Party B’s permission and Party B has right to refuse A’s request.

7.

Service charges: 0.05 percent of the value accepted. Party A should pay one-time before acceptance.

8.

Party A is liable to lodge adequate fund on its account.3 days before the maturity of the acceptance bill

9. Bill Payment

(1) At the sight of the bill upon maturity, Party A should pay the bill bearer in accordance with laws, regulations and rules in People's Republic of China Law of Bills and Check Clearing Solutions. Party B has the right to transfer the value of bill directly from the Party A’s deposit account or any other account opened under Fuzhou City Commercial Banks Co., Ltd.

(2) Party B will pay for the bill for Party A if Party A’s account does not have sufficient fund on the maturity date. Party B will deem the balance as overdue loans to Party B and apply interest at the rate of 0.05% per day.

10. Security

Party A guarantees Party B the following second and fourth items to fulfill obligations.

A. Sb guarantees loan---BLANK

B. The land, bank accounts and real property of Technology Co. and by the land of Fujian Zhongde Energy Co., Ltd., a wholly owned subsidiary of the Party A (“Energy Co.”).

C. Pledge to provide security---BLANK

D. Others: Taiming Ou, legal representative of Party A, provides irrevocable guarantee of security.

Security matters mentioned above is a subsidiary contract.

11. Other rights and obligations of Party A

(1) Party A should guarantee the authenticity of the transactions and services with the payees.

(2) Party A should offer invoices and other associated documents in accordance with Party B’s request within two months after the exchange of bill.

(3) Party A should provide information on operations, assets and financials to Party B as Party B requested. Party A must submit balance sheet, income statement and cash flow statement of previous month within the first 10 working days of each month.

(4) Party A ensures the authenticity, fairness, completeness and effectiveness of all documents provided.

(5) Party A must support Party B’s inspection and supervision of its operating, finance and assets.

(6) Party A should submit the application to Party B 15 days in advance and request for Party B’s consent, if any such debtor-creditor relationship is affected, including but not limited to the reduction of registered capital, contractor, joint venture, leasing, trust, mergers, separation, joint venture, cooperation, apply for the dissolution, rectification of business, application for cancellation of registration, filed for bankruptcy, transfer; the acquisition of important assets or foreign investment or else.

(7) Party A should submit the application to Party B, if things, including but not limited to production stoppage, business shutdown, business license being revoked, written off, filing for bankruptcy, legal representatives engaged in illegal activities or hold criminally responsible administrative, changes in shareholders shares, litigation and arbitration and deterioration of operating conditions and finance, influence Party A’s ability to fulfill the obligations.

(8) Party A should provide Party B written notice within five days after changes in business name, location, corporate charter, business scope, legal representative and senior managers and so on.

(9) Party A should write down and hand in the notice to Party B if there is any impairment loss in, or accidental damage or the disappearance of collateral security.

(10) Party A is responsible for the fees on insurance, assessment, registration and custody.

(11) Party A should be responsible for the fees, including litigation costs, property preservation fees, legal fees, travel costs, implementation costs, assessment fee and auction fees if Party A fails to fulfill the obligations.

(12) Party A agrees that Party B provide its credit information to People’ s Bank of China and credit bureaus and permits Party A to disclose information in the need for recourse claims.

(13) Party A’s all responsibilities conclude all the commitment he has made.

12. Liability for breach of contract

1. Either of following one happens constitutes a breach of Party A.

(1)

Party A fails to make deposit, which is not in accordance with the contract.

(2)

Party A fails to fulfill the commitments made to Party B.

(3) Party A fails to fulfill any obligation under the contract.

(4) Party A fails to fulfill its other debts.

(5) Guarantor does not fulfill any obligations under the guarantee contract or causes situation that has possible impact on the rights of Party B.

(6) Other situations affect the achievement of claims.

2. Party B is entitled to exercise the rights of one or more of the following, if Party A has the one or more situations on the above.

(1) Cancel acceptance limit and stop to accept other open bills.

(2) Transfer the Party A’s deposits with other institutions of Fuzhou City Commercial Banks Company Ltd. directly, to make up for the unpaid capital, interest and other money.

(3) Ask Party A to pay additional margin or transfer directly the Party A’s deposits with other institutions of Fuzhou City Commercial Banks Company Ltd., as margin, until the amount is equivalent to the face value of each bill of exchange on the Acceptance List.

(4) Require Party A to provide additional collateral, which should meet the needs of Party B.

(5) Communicate with relevant departments and collect via media and news.

13. Privacy

Without the agreement of both parties, any commercial secret must not be exposed to anyone else, except lawyers, accountants, auditors and assessors both parties employed and related departments.

14.

Changes, relief of contract or transfer of claims and liabilities

(1) Only there is some other contract between both sides can one side make changes or dissolution after the contract being executed. On the agreement of both sides, any written revision or complement is part of the contract.

(2) Party B has the right to transfer all or parts of the claims and liabilities to others, but he should inform Party A the situation of transfer. Party A should be responsible for Party B if the claims and liabilities has not been carried out, is useless, withdrawn or cancelled.

15. Rights reserved

Rights in this contract owned by Party B do not affect other rights Party B has. Other default conduct Party B has made either does not have any influence on the rights Party B has in this or any other contracts and does not result in any responsibility or obligation that Party B own to Party A.

16. Application of the law and dispute resolution

(1) This contract is applied for laws of PRC.

(2)

Any dispute is prosecuted to People’s Court, which is located in Party A’s area.

(3) During the dispute resolution, all other items not affected continue to carry out.

17. Notice of the terms

(1) Any notice to the other party should be in written form. If in telegram, the following day is considered as the arrival day. If in post, the third day after sending is considered as the arrival day.

(2) One party should be informed by the other if any changes take place in aforementioned location, representative or telephone number. Otherwise, the above notice is effective with information given in this contract.

18. Affirms provisions

(1) Party A has read and agreed on all the items mentioned in this contract and has fully understood. Party B has explained all items in detail.

(2) Party A is the legal corporation or organization who has the right to sign and carry out this contract with complete, legal and effective authorization.

19. Other matters agreed

This contract is a sub-contract of Unified Contract, NO. 3200100020090001.

20. Matters unmentioned

Matters unmentioned can be consulted by both parties in accordance with the laws, regulations and rules.

21. The entry into force of the contract

This contract enters into force after the signatures and seals of legal representatives or authorized agents of both parties.

22. Contract text

This contract is in triple, one copy by Party A and two by Party B.

Party A (seal):	Party B(seal):
Legal representative (signature):	Legal representative (signature)
Authorized agent(signature):	Authorized agent(signature):
Manager (signature):	Manager (signature):

Date of signature: April 14, 2009

Place of signature: Longtian Branch, Fuzhou City Commercial Bank Co., Ltd.